EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
DECEMBER 2015 MONTHLY DIVIDEND AND
NOVEMBER 30, 2015 RMBS PORTFOLIO CHARACTERISTICS

•	December 2015 Monthly Dividend of $0.14 Per Share
•	RMBS Portfolio Characteristics as of November 30, 2015

Vero Beach, Fla., December 10, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of December 2015. The dividend of $0.14 per share will be paid December 30, 2015, to holders of record on December 24, 2015, with an ex-dividend date of December 22, 2015.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of December 10, 2015, the Company had 21,768,190 shares outstanding. At September 30, 2015, the Company had 21,892,773 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of November 30, 2015 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2014.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Nov 2015 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Dec)
As of November 30, 2015
Adjustable Rate RMBS	$2,800	$2,975	106.23	0.13%	3.62%	0.24%
10-1 Hybrid Rate RMBS	52,085	53,137	102.02	2.41%	2.55%	13.96%
Hybrid Adjustable Rate RMBS	52,085	53,137	102.02	2.41%	2.55%	13.96%
15 Year Fixed Rate RMBS	99,949	104,796	104.85	4.73%	3.28%	4.83%
20 Year Fixed Rate RMBS	440,642	472,365	107.20	21.33%	4.00%	2.08%
30 Year Fixed Rate RMBS	1,360,014	1,473,800	108.37	66.56%	4.36%	6.86%
Total Fixed Rate RMBS	1,900,605	2,050,961	107.91	92.62%	4.23%	5.64%
Total Pass-through RMBS	1,955,490	2,107,073	107.75	95.16%	4.18%	5.86%
Interest-Only Securities	514,336	63,384	12.32	2.86%	3.58%	11.74%
Inverse Interest-Only Securities	219,022	43,877	20.03	1.98%	6.15%	10.89%
Structured RMBS	733,358	107,261	14.63	4.84%	4.63%	11.49%
Total Mortgage Assets	$2,688,848	$2,214,334		100.00%	4.20%	7.39%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of November 30, 2015			As of November 30, 2015
Fannie Mae	$1,801,363	81.4%	Whole Pool Assets	$1,701,279	76.8%
Freddie Mac	395,913	17.8%	Non Whole Pool Assets	513,055	23.2%
Ginnie Mae	17,058	0.8%	Total Mortgage Assets	$2,214,334	100.0%
Total Mortgage Assets	$2,214,334	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $1.7 million purchased in November 2015 which settle in December 2015.

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of November 30, 2015	Borrowings(1)	Debt	in Days	Maturity
Citigroup Global Markets Inc	$185,653	9.4%	37	1/25/2016
Goldman, Sachs & Co	154,866	7.6%	28	12/28/2015
RBC Capital Markets, LLC	140,151	6.9%	37	1/22/2016
Wells Fargo Bank, N.A.	134,142	6.6%	12	12/14/2015
Cantor Fitzgerald & Co	129,790	6.4%	14	12/18/2015
ED&F Man Capital Markets Inc	127,765	6.3%	32	1/25/2016
Mizuho Securities USA, Inc	125,769	6.2%	18	1/4/2016
ICBC Financial Services LLC	115,519	5.7%	43	1/12/2016
Mitsubishi UFJ Securities (USA), Inc	111,249	5.5%	49	1/29/2016
J.P. Morgan Securities LLC	108,424	5.3%	44	2/2/2016
Daiwa Securities America Inc.	102,067	5.0%	10	12/11/2015
KGS-Alpha Capital Markets, L.P	100,278	4.9%	11	12/18/2015
Nomura Securities International, Inc.	95,480	4.7%	19	12/23/2015
Natixis, New York Branch	88,826	4.4%	12	12/23/2015
Guggenheim Securities, LLC	83,943	4.1%	43	1/29/2016
Merrill Lynch, Pierce, Fenner & Smith Inc	81,469	4.0%	16	12/16/2015
South Street Securities, LLC	80,100	3.9%	16	12/21/2015
Morgan Stanley & Co	48,351	2.4%	10	12/10/2015
Barclays Capital Inc	9,968	0.5%	11	12/11/2015
Suntrust Robinson Humphrey, Inc	4,218	0.2%	18	12/18/2015
Total Borrowings	$2,028,028	100.0%	26	2/2/2016

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of November 30, 2015
Adjustable Rate RMBS	$2,975	5	10.04%	2.00%	$18	$(18)
Hybrid Adjustable Rate RMBS	53,137	86	7.55%	2.00%	871	(1,027)
Total Fixed Rate RMBS	2,050,961	n/a	n/a	n/a	31,907	(42,957)
Total Pass-through RMBS	2,107,073	n/a	n/a	n/a	32,796	(44,002)
Interest-Only Securities	63,384	n/a	n/a	n/a	(11,548)	9,500
Inverse Interest-Only Securities	43,877	1	6.36%	n/a	554	(1,612)
Structured RMBS	107,261	n/a	n/a	n/a	(10,994)	7,888
Total Mortgage Assets	$2,214,334	n/a	n/a	n/a	$21,802	$(36,114)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$873,333	Mar-2019	$(13,897)	$16,375
Treasury Futures Contracts - Short Positions			185,000	Mar-2026	(7,677)	7,057
Receiver Swaption			100,000	May-2021	1,744	(838)
Grand Total					$1,972	$(13,520)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR Option-Adjusted Spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at 126.4375 at November 30, 2015. The nominal value of the short position was $233.9 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400